Exhibit 3.(i)


                            Certificate of Amendment
               by Shareholders to the Articles of Incorporation of
                             Ohio Valley Banc Corp.
                               (as filed with the
                             Ohio Secretary of State
                               on April 26, 1996)

         Prescribed by                               Charter No._______
         BOB TAFT, Secretary of State                Approved _________
         30 East Broad Street, 14th Floor            Date _____________
         Columbus, Ohio  43266-0418                  Fee ______________
[OBJECT OMITTED]

                            CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF


   Ohio Valley Banc Corp.
--------------------------------------------------------------------------------
                              (Name of Corporation)

   James L. Dailey                                      , who is:
--------------------------------------------------------
X Chairman of the Board   President   Vice President (Please check one.)

and   Wendell B. Thomas                                 , who is:
    ----------------------------------------------------
       X Secretary         Assistant Secretary   (Please check one.)
of the above named Ohio  corporation  organized  for profit does hereby  certify
that:   (Please  check  the   appropriate   box  and  complete  the  appropriate
statements.)

      X a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on April 3, 1996 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 83% of the voting power of the corporation.

      _ in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

              To amend Article Fourth of the Amended Articles of The Ohio Valley Banc Corp. to increase the number of authorized common shares from 2,000,000 to 5,000,000. (See attached Resolution).

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 5th day of April, 1996.

By: /s/ James L. Dailey                     By: /s/ Wendell B. Thomas
    ----------------------------            ------------------------------------
    (Chairman, President, Vice                  (Secretary, Assistant Secretary)
         President

NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

                        OHIO VALLEY BANC CORP. RESOLUTION
                       REGARDING AMENDMENT TO ARTICLES OF
                   INCORPORATION TO INCREASE AUTHORIZED SHARES


WHEREAS, it is deemed to be in the best interests of the Ohio Valley Banc Corp. and its shareholders that the Articles of Incorporation of the Ohio Valley Banc Corp. be amended to provide for an increase in the number of authorized shares of the Ohio Valley Banc Corp. from two million (2,000,000) to five million (5,000,000), all of which shall be common shares, each without par value; and

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Ohio Valley Banc Corp. shall be and are now amended as follows: The reference to "two million (2,000,000)" shall be deleted from Article FOURTH and a reference to "five million (5,000,000)" shall be inserted in place of the deletion so that Article FOURTH shall read:

              FOURTH: The authorized number of shares of the corporation shall be five million (5,000,000), all of which shall be common shares, each without par value.

BE IT FURTHER RESOLVED, that the directors of the corporation shall be and are now authorized and directed to procure the approval of the amendment set forth above by the vote, consent, waiver or release of the holders of the shares entitling such holders to exercise not less than a majority of the voting power of the corporation;

BE IT FURTHER RESOLVED, that the Chairman and Secretary of the Ohio Valley Banc Corp. are authorized and directed to sign a certificate setting out the amendment and file the certificate in the office of the Ohio Secretary of State in the form and manner required by applicable statute and to perform any and all other acts necessary to comply with any and all other statutes.

Date:  January 30, 1996


 /s/ James L. Dailey                         /s/ Wendell B. Thomas
-------------------------                    ----------------------------
James L. Dailey, Chairman                    Wendell B. Thomas, Secretary